Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Bluerock Residential Growth REIT, Inc.

New York, NY 10019

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2019, relating to the consolidated financial statements and financial statement schedule of Bluerock Residential Growth REIT, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Troy, Michigan

October 22, 2020